Exhibit 10.9

Summary of BSPCE Plans

Founder’s share warrants, or BSPCEs, entitle a holder to exercise the warrant for the underlying vested shares at an exercise price per share determined by our board of directors and at least equal to the fair market value of an ordinary share on the date of grant. BSPCEs may only be issued by growth companies with certain criteria (including not being admitted trading on a listed market). Since our initial public offering in France, our eligibility to issue BSPCEs is subject to certain conditions, including that our market capitalization not exceed €150M. To the extent that our market capitalization exceeds €150M, we are no longer eligible to BSPCEs.

Administration. Pursuant to delegations granted at our annual meeting of shareholders, our board of directors determines the recipients, dates of grant and exercise price of founder’s share warrants, the number of founder’s share warrants to be granted and the terms and conditions of the founder’s share warrants, including the period of their exercisability and their vesting schedule.

Underlying shares. The securities to which the BSPCEs give rights are ordinary shares. Each BSPCE give the holder the right to purchase up to ten (10) ordinary shares.

Allocation. Our founder’s share warrants are generally granted to executive officers, directors or employees of our company. Founder’s share warrants may not be transferred except for the BSPCE2012.

Standard terms. The conditions of exercise of our BSPCE2012 share warrants are the same as the conditions of exercise of our BSA2012 share warrants and the conditions of exercise of our BSPCE2014 share warrants are the same as the conditions of exercise of our BSA2014 share warrants.

Vesting period. The vesting period for BSPCE2012 occurs from May to July 2012, 2013 and 2014 and the vesting period for BSPCE2014 occurs during the second trimester of each year as of 2015.

Final date for exercising share warrants. The BSPCE2012 will expire on May 20, 2020 and the BSPCE2014 will expire on January 22, 2024.